                                   EXHIBIT 21

                             LIST OF SUBSIDIARIES OF
                       ACTION PERFORMANCE COMPANIES, INC.
                            (AS OF DECEMBER 20, 2000)


                                               STATE OR COUNTRY
                                               OF INCORPORATION
NAME OF SUBSIDIARY                             OR ORGANIZATION
------------------                             ---------------
Action Corporate Services, Inc.                    Arizona
Action Performance Holdings GmbH                   Germany
Action Performance International, Ltd.(5)          United Kingdom
Action Racing Collectables, Inc.                   Arizona
Action Sports Image, L.L.C.                        Arizona
APC Europe GmbH(1)                                 Germany
APC Minichamps GmbH(1)                             Germany
AW Acquisition, Inc.                               Arizona
Chase Racewear, L.L.C.                             North Carolina
Creative Marketing & Promotions, Inc.              North Carolina
Danhausen GmbH                                     Germany
Goodsports Holdings Pty. Ltd.                      Australia
Goodsports International, Ltd.                     United Kingdom
Goodsports International Pty. Ltd.(3)              Australia
Goodsports Licensing UK Ltd.(3)                    United Kingdom
Goodsports Sportswear Pty. Ltd.(3)                 Australia
goracing.com, inc.                                 Delaware
goracing Direct Sales, L.L.C.(4)                   Arizona
goracing Interactive Services, Inc.(4)             Arizona
Grand Prix, Inc. Ltd.(2)                           United Kingdom
Lang Miniaturen GmbH & CoKG                        Germany
Minichamps GmbH (7)                                Germany
Minichamps North America, Incorporated(7)          Florida
Paul's Model Art GmbH & CoKG                       Germany
Performance Plus Nutritional, L.L.C.               Delaware
RYP, Inc.                                          North Carolina
Racing Collectables Club of America, Inc.(6)       Arizona
The Fan Club Company, L.L.C.(4)                    Arizona




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(1)   wholly owned subsidiary of Action Performance Holdings GmbH

(2)   wholly owned subsidiary of Action Performance International, Ltd.

(3)   wholly owned subsidiary of Goodsports Holdings Pty. Ltd.

(4)   wholly owned subsidiary of Racing Collectables Club of America, Inc.

(5)   wholly owned subsidiary of Goodsports International, Ltd.

(6)   wholly owned subsidiary of goracing.com, inc.

(7)   wholly owned subsidiary of Paul's Model Art GmbH & CoKG